Exhibit 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the Three and Twelve Months Ended December 31, 2009
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons, including, but not limited to, the effectiveness of our plans of reorganization for our subsidiaries currently emerging from bankruptcy protection, the impact of the bankruptcy filings of our subsidiaries not currently emerging from bankruptcy, our ability to refinance, extend or repay our near and intermediate term debt, our substantial level of indebtedness and interest rates, tenant occupancy and tenant bankruptcy, retail and credit market conditions, impairments, land sales in our Master Planned Communities segment, the cost and success of development and redevelopment projects, and our ability to successfully manage our strategic and financial review and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. (collectively, with its subsidiaries, “GGP” or the “Company”) with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
December 31, 2009
Table of Contents
All information included in this supplemental package is unaudited and is as of December 31, 2009, unless otherwise indicated.

*	The supplemental financial data should be read in conjunction with the Company’s annual 2009 and fourth quarter earnings information (included as pages 3-19 of this supplemental report) as certain disclosures and reconciliations in such announcement have not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
GGP and its predecessor companies have been in the shopping center business for over fifty years. GGP is one of the largest U.S.-based publicly traded real estate investment trusts (REIT). The Company currently has ownership interest in, or management responsibility for, a portfolio of more than 200 regional shopping malls in 43 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide. Average occupancy at December 31, 2009 was 91.6% and tenant sales per square foot were $406.
Bankruptcy
On April 16 and 22, 2009, GGP, approximately 166 regional shopping centers and certain subsidiaries voluntarily sought relief under Chapter 11 of the United States Bankruptcy Code. Certain other subsidiaries, including GGP’s third party management business and GGP’s joint ventures, did not file for such bankruptcy protection. As of February, 2010, 204 of the 388 subsidiaries which filed for bankruptcy, including 105 regional shopping centers, had emerged from bankruptcy.
Corporate Overview
The corporate mission of GGP is to create value and profit by acquiring, developing, renovating, and managing regional malls in major and middle markets throughout the United States.
Stock Listing
Common Stock
OTC: GGWPQ (Commencing April 17, 2009)
Common Stock Dividend
The Company paid a common stock dividend of $0.19 consisting of approximately $5.9 million in cash and approximately 4.9 million shares of common stock on January 28, 2010.

Investor Relations	Transfer Agent

Jim Graham	BNY Mellon
Senior Director, Public Affairs	Shareowner Services
General Growth Properties	480 Washington Blvd
110 North Wacker Drive	Jersey City, NJ 07310
Chicago, IL 60606	(888) 395-8037
Phone (312) 960-2955	Foreign Stockholders:
Fax (312) 994-6747	+1 201 680-6578
james.graham@ggp.com

Debt Ratings

Standard & Poors — Corporate Rating	D
Standard & Poors — Senior Debt Rating	D
Standard & Poors — TRCLP Bonds Rating	NR
Moody’s — Senior Debt Rating	C
Moody’s — TRCLP Bonds Rating	C

Please visit the GGP web site for additional information:	www.ggp.com

Summary Ownership Structure as of December 31, 2009

Total Market Capitalization (dollars in thousands)		December 31, 2009

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a) (b)		$27,814,860

Perpetual Preferred Units (c)
Perpetual Preferred Units at 8.25%	$5,000

Convertible Preferred Units (c)
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	63,986

	115,756

Total Preferred Securities		$120,756

Other Preferred Stock		476

Common Operating Partnership Units (d)
7.3 million Operating Partnership Units based on a one for one exchange for common stock		83,981

Common Stock
312.4 million shares of common stock — outstanding at end of period (d) (e)		$3,611,130

Total Market Capitalization at end of period		$31,631,203

(a)	Reflected at carrying value at December 31, 2009 and excludes liabilities to special improvement districts of $66.4 million, noncontrolling interest adjustment of $69.9 million, purchase accounting mark-to-market adjustments of ($305.2 million), bankruptcy emergence accounting adjustments of ($342.2 million) and senior notes discount of ($69.3 million).

(b)	Company consolidated debt at December 31, 2009 includes approximately $17.2 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under chapter 11 protection. Accordingly, the carrying value for such loans may not reflect the amount which ultimately may be allowed and paid as a result of our chapter 11 cases.

(c)	Reflected at carrying value at December 31, 2009 as the Company adopted accounting principles related to noncontrolling interests in consolidated financial statements and related guidance in the first quarter of 2009 as required.

(d)	Reflects the last transaction price per share on December 31, 2009 of $11.56.

(e)	Net of 1.4 million treasury shares.

Annual and Fourth Quarter Earnings Announcement
March 1, 2010

News Release	General Growth Properties, Inc. 110 North Wacker Drive Chicago, IL 60606 (312) 960-5000 FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	Jim Graham Senior Director of Public Affairs (312) 960-2955
General Growth Properties, Inc. Reports
Fourth Quarter and Full-Year 2009 Results of Operations
Chicago, Illinois, March 1, 2010 — General Growth Properties, Inc. (the Company or GGP) today announced its operating results for the three and 12 months ending December 31, 2009.
“The operating results we reported today demonstrate we are successfully executing our business strategy to create long-term value for our stakeholders,” said Adam Metz, chief executive officer of General Growth Properties. ”Our operational focus continues to be providing the best consumer experience in our malls by investing in a high-quality physical environment and supporting the sales of our tenants. We are very pleased with the success of our merchandising strategy which has enabled the Company to complete significant transactions in 2009 with many of the world’s leading retailers. We have maintained our high occupancy rate in part due to renewal activity and exciting openings like the Macy’s at Visalia Mall and Nordstrom at Fashion Place and Kenwood Towne Centre.
“At the same time, we have made prudent financial decisions to respond to challenging market conditions, including reducing corporate overhead spending by over $48 million in 2009 and renegotiating vendor contracts, further reducing our operating costs. We have reinvested much of those savings to enhance the desirability of our properties to our retailers and our customers. Investment in our properties is critical to our ability to continue building long-term value in our Company. The modest decrease in comparable retail NOI for 2009 (4.4%) is consistent with our expectations, given current market conditions and the temporary impact of our restructuring and Chapter 11 proceedings. We are encouraged by the trends we saw in the second half of 2009, as occupancy rates and retail sales per square foot stabilized and retail sales trends began to recover. The steps we are taking now are building a stronger financial and operational foundation for GGP’s future,” Mr. Metz continued.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Retail and other segment NOI	$606,930	$701,756	$2,416,522	$2,587,858
Adjustments	10,714	(37,893)	(80,228)	(145,235)

Comparable Retail and other segment NOI	$617,644	$663,863	$2,336,294	$2,442,623

Decrease in comparable Retail and other segment NOI	(7.0%)		(4.4%)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Core FFO	$(416,884)	$224,397	$(326,356)	$866,024
Adjustments	610,912	11,584	1,038,574	(73,213)

Comparable Core FFO	$194,028	$235,981	$712,218	$792,811

Decrease in Comparable Core FFO	(17.8%)		(10.2%)
A schedule showing adjustments and non-comparable income and expense items and their impact on 2009 and 2008 operating results is provided with this release. Readers of this release should also note, as with GGP’s previous quarterly operational announcements for 2009, the 2008 fourth quarter and annual results have been restated from the amounts originally reported for such periods to reflect the adoption of two accounting pronouncements as of January 1, 2009 that required retrospective application. Concurrent with this release, the Company has also made available on its website its quarterly package of supplemental financial information that provides additional detail on its operational results.
OPERATIONAL HIGHLIGHTS
GGP is focused on strengthening its assets and operational performance in order to maximize value over the long term. GGP invests in its properties to enhance their positions in the market and their appeal to shoppers and tenants and is committed to nurturing strong and long-lasting relationships with its retail partners.
Among the operational highlights of 2009 are:
•	Towson Town Center (Baltimore, MD) — Towson Town Center remains Baltimore’s premiere retail destination. Following a remodel and 110,000 square foot expansion in 2009, the property opened Louis Vuitton, Crate & Barrel and Burberry stores and will be opening a Tiffany’s in 2010.

•	Natick Collection (Natick, MA) — GGP built on Natick Collection’s unique upscale presence in the market by opening a “streetscape” addition and adding new dining options including Cheesecake Factory and California Pizza Kitchen. In addition, the property has attracted exclusive retailers such as a 33,000 square foot Crate & Barrel and New England’s only American Girl store.

•	Christiana Mall (Newark, DE) — GGP embarked on a large-scale renovation of this property, which historically generated one of the highest sales-per-square-foot in the nation. An interior renovation completed in 2009 attracted a significant number of new leases, including such retailers as H&M, Sephora, Urban

Outfitters, Barnes & Noble, Forever 21 and Anthropologie. Over the next two years, the property will also finish leasing a new 700-seat food court and add a new Target store and a 122,000-square-foot Nordstrom.
Reductions in Recoverable Costs
For the full year 2009, the Company achieved an 8.8% reduction in certain common area recoverable operating costs without reducing service levels by strategically containing costs and proactively managing contracted services. Savings from these cost reductions allowed the Company to increase its investment in property preservation and upkeep by approximately 5.9%, as illustrated in the table below, consistent with the Company’s strategy of managing the business with a long-term outlook.
Selected Annual Common Area Recoverable Operating Costs
(In Thousands)

	2009	2008	% Change
Property Preservation and Upkeep	$132,647	$125,208	5.9%

Janitorial	$87,120	$95,141	(8.4%)
Security	93,160	105,214	(11.5%)
Utilities	87,267	90,471	(3.5%)
Insurance	28,882	31,138	(7.2%)
Property Specific Office and Administrative Costs	79,842	90,715	(12.0%)

Total	$376,271	$412,679	(8.8%)

STRATEGIC INITIATIVES
Financial Restructuring In April 2009, GGP and certain of its subsidiaries filed for relief under Chapter 11 of the Bankruptcy Code. The Chapter 11 case created the protection necessary for GGP to execute a restructuring to extend mortgage maturities and reduce corporate debt. GGP has pursued a deliberate two-stage strategy to establish a sustainable, long-term capital structure for the Company. The first step was to restructure its property-level secured mortgage debt. The Company believes it has achieved substantial progress with respect to the first phase of its restructuring strategy. As of March 1, 2010, it has restructured $10.65 billion of secured mortgage debt and the GGP subsidiaries associated with such debt have emerged from bankruptcy. The restructuring of the additional $1.7 billion of secured mortgage debt for which we have filed consensual plans is expected to be completed and the related entities are expected to emerge from bankruptcy in the first quarter of 2010. GGP is continuing to pursue consensual restructurings for the remaining approximately $2.5 billion of secured mortgage debt and is prepared to pursue non-consensual resolution if necessary.
The Company is now in the midst of the second phase: deleveraging its capital structure and resolving its $6.5 billion of unsecured corporate debt. GGP has commenced a process to explore all potential alternatives for emergence from bankruptcy. As part of that process, GGP has announced an agreement in principle with Brookfield Asset Management Inc. (“Brookfield”), one of the world’s largest real estate investors and asset managers, to invest $2.625 billion pursuant to a proposed recapitalization of GGP at a plan value of $15.00 per share with full recovery at par plus accrued interest to unsecured creditors. The proposed equity commitment from Brookfield is not subject to due diligence or any financing condition and is expected to create a floor value for the purpose of raising additional equity for the Company.
The process to seek emergence alternatives is designed to maximize value for all GGP stakeholders. The Brookfield equity commitment, if consummated, would enable a restructured GGP to emerge from bankruptcy with a diverse portfolio of high-quality income-producing assets, strong cash flow and a solid balance sheet capitalized principally with long-term non-recourse debt.
The agreement in principle with Brookfield is subject to definitive documentation, approval of the Bankruptcy Court and higher and better offers pursuant to a bidding process that GGP will request the Bankruptcy Court to approve.
Operational Restructuring
Along with the financial restructuring, GGP’s management has initiated a significant operational restructuring to ensure the Company will be well-positioned to succeed following its emergence from bankruptcy. In 2009, the Company launched a corporate reengineering program, commenced a strategic planning process and executed an aggressive marketing strategy. These steps will ensure the
Company remains focused on operational excellence and has an enhanced organizational structure to match the enhanced capital structure expected following emergence from bankruptcy.
•	Corporate Reengineering Program — GGP’s corporate reengineering program created significant overhead cost savings in 2009 and is expected to generate additional material reductions in corporate overhead in 2010 and beyond. The program increases efficiency and allows individual properties to more quickly respond to and take advantage of evolving local market conditions.

•	Strategic Planning — GGP’s Strategic Planning process ensures each center is well-positioned in its respective market by identifying specific key issues and developing customized strategic and tactical plans that encompass leasing, development, operations, marketing, and alternative revenue.

•	Marketing Strategies — Also in 2009, GGP implemented a reengineered marketing structure designed to meet the current and future needs of our Company, consumers and retailers. GGP unveiled the industry’s most advanced integrated marketing program, combining traditional marketing with an aggressive online strategy including social and online media. This has created substantial efficiencies, further solidifying GGP’s position as the industry leader in consumer engagement.
SEGMENT RESULTS
Retail and Other Segment
•	NOI in this segment decreased to $606.9 million for the fourth quarter of 2009 from the $701.8 million reported for the fourth quarter of 2008 and was impacted by several one-time nonrecurring items. One-time items include $24.9 million of additional costs or reduced revenue related to bankruptcy-related claims and $15.5 million in additional property upkeep costs. These one-time items were partially offset by reductions in certain other common area recoverable costs. In addition, 2008 fourth quarter NOI included an insurance settlement of $11.9 million related to business interruption caused by hurricane Katrina in 2007. Excluding these items and other non-comparable items, NOI for 2009 declined 4.4% from 2008. GGP believes that NOI was further impacted by reduced leasing activity as a result of the Company’s bankruptcy. See table below.
Comparable Property NOI Bridge
(In thousands)

	2009	2008	% Change
Total Annual Retail and Other NOI	$2,416,522	$2,587,858	(6.6%)

Adjustments:
NOI from non-comparable properties	(69,726)	(77,396)
Termination Income	(27,939)	(41,455)
Corporate and Other	(7,438)	(14,483)
Oakwood Hurricane Insurance Recovery	—	(11,901)
Bankruptcy Claims Revenue Impact	24,875	—

Comparable Retail and Other NOI	$2,336,294	$2,442,623	(4.4%)

•	Revenues from consolidated properties, excluding the hurricane Katrina settlement, declined $59.8 million, or approximately 7.5%, for the fourth quarter of 2009 to $768.8 million, primarily due to declines in tenant recoveries, overage rents and minimum rents, the latter as a result of declines in specialty leasing.

•	Revenues from unconsolidated properties at the Company’s ownership share were $161.9 million for the fourth quarter 2009, roughly flat from $162.2 million in the fourth quarter of 2008, reflecting continued solid performance and as a result of their isolation from the effects of GGP’s bankruptcy filing.
•	Comparable tenant sales, on a trailing 12 month basis, decreased 7.4% compared to the same period last year.

•	Tenant sales per square foot, on a trailing 12 month basis, decreased 7.2% compared to the same period last year.

•	Retail Center occupancy decreased to 91.6% at December 31, 2009 from 92.5% at December 31, 2008. Occupancy rates stabilized in the last four months of 2009, rising from 91.3% at the end of the third quarter to 91.6% at the end of the fourth quarter.
Master Planned Communities Segment
GGP’s premier master planned community segment includes The Woodlands and Bridgeland, both in the Houston metropolitan area, Summerlin in Las Vegas and Columbia and Emerson in Maryland. On February 1, 2010, following a five-year coordinated community effort, local government authorities approved the Company’s 30-year master plan for the town center at its Columbia, MD, master planned community, clearing a path to 13 million square feet of retail, commercial, residential, hotel and cultural development.
•	Land sale revenues for the fourth quarter of 2009 were $7.2 million for consolidated properties and $11.7 million for unconsolidated properties, compared to $35.5 million and $18.1 million, respectively, for the fourth quarter of 2008. Decreases in land sale revenues reflect continued weak overall demand for individual lots. GGP believes conditions in this market are improving and expects 2010 sales to improve.

•	NOI from the Master Planned Communities segment for the fourth quarter of 2009 was a loss of $1.6 million for consolidated properties and a positive $0.1 million for unconsolidated properties, compared to $5.7 million and $7.9 million, respectively, in the fourth quarter of 2008. Individual lot sales in 2009 were below 2008 levels and, together with 2009 bulk sales, did not exceed selling and community - specific general and administrative costs, which are largely fixed.
CORE FFO, FFO AND EPS HIGHLIGHTS
•	Core FFO for the fourth quarter of 2009 was a loss of $416.9 million, or a loss of $1.30 per fully diluted share, compared to a positive $224.4 million, or $0.70 per fully diluted share, for the fourth quarter of 2008. FFO was a loss of $413.9 million in the fourth quarter of 2009 compared to a positive $215.6 million in the fourth quarter of 2008, a decrease of approximately $629.5 million. The primary driver for these losses in 2009 were aggregate provisions for impairment of $793.9 million in the three months ended December 31, 2009 compared to $60.8 million for the comparable quarter in 2008, reflecting reduced holding periods for non-strategic operating assets and indefinite delays in major development projects. Partially offsetting the impairment amounts were gains of approximately $342.2 million (included as a component of reorganization items) recorded in the fourth quarter of 2009 related to estimated (as required under GAAP and solely for such accounting purposes) fair value adjustments of the secured debt of the subsidiary debtors that emerged from bankruptcy in December 2009. In addition, there were $148.5 million, net, of other reorganization items incurred in the fourth quarter of 2009 arising from the Company’s bankruptcy proceedings, as detailed in the supplemental schedule. Similar costs incurred in the fourth quarter of 2008 (recorded as strategic initiative costs as these costs were incurred prior to GGP’s petitions for bankruptcy protection in April 2009) were $18.7 million.
Given the uncertainties concerning GGP’s capital structure and the timing of the conclusion of its exit from bankruptcy, GGP will not provide FFO guidance for 2010 at this time.
•	EPS were a loss of $1.96 in the fourth quarter of 2009 compared to a loss $0.02 in the fourth quarter of 2008, substantially all of which was due to the items listed in the attached supplemental schedule and the matters affecting NOI, Core FFO and FFO described above.
GGP INFORMATION/WEBSITE
The Company currently has ownership interest in, or management responsibility for, over 200 regional shopping malls in 43 states, as well as ownership in master planned community developments and commercial office buildings. The Company’s portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company’s common stock is currently traded in the over-the-counter securities market operated by Pink OTC Markets Inc. under the symbol GGWPQ. For more information, please visit the Company website at http://www.ggp.com.
NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES AND DEFINITIONS
FUNDS FROM OPERATIONS AND CORE FFO
The Company, consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance for a Real Estate Investment Trust (REIT). The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) attributable to controlling interests (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and including adjustments for unconsolidated partnerships and joint ventures.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance. However, we believe that FFO is a less meaningful supplemental measure for the Master Planned Communities segment of our business. FFO does not facilitate an understanding of the operating performance of the Master Planned Communities segment of our business as our primary strategy in this segment is to develop and sell land in a manner that increases the value of the remaining land. In addition, the Master Planned Communities segment of our business is operated within taxable REIT subsidiaries and therefore our (provision for) benefit from income tax expense is largely attributable to this segment of the business. To isolate these parts of the Company from the Retail and Other segment, for which FFO is a relevant measure of operating performance, the Company also uses Core FFO as an operating measure. Core FFO is defined as FFO excluding the NOI from the Master Planned Communities segment and the (provision for) benefit from income taxes.
In order to provide a better understanding of the relationship between Core FFO, FFO and GAAP net income (loss), a reconciliation of Core FFO and FFO to GAAP net income attributable to controlling interests has been provided. Neither Core FFO nor FFO represent cash flow from operating activities in accordance with GAAP, neither should be considered as an alternative to GAAP net income (loss) attributable to controlling interests and neither is necessarily indicative of cash available to fund cash needs. In addition, the Company has presented FFO on a consolidated and unconsolidated basis (at the Company’s ownership share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for on the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments for the Company as a whole.
REAL ESTATE PROPERTY NET OPERATING INCOME (NOI) AND COMPARABLE NOI
The Company believes that NOI is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). As with FFO described above, NOI has been reflected on a consolidated and unconsolidated basis (at the Company’s ownership share). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, retail investment property impairment or other non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to non-controlling interests, reorganization items, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values (with respect to the Master Planned Communities) and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income attributable to controlling interests. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference, and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to consolidated operating income as computed in accordance with GAAP has been presented.
Comparable NOI excludes from both years the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods.
PROPERTY INFORMATION
The Company has presented information on its consolidated and unconsolidated properties separately in the accompanying financial schedules. As a significant portion of the Company’s total operations are structured as joint venture arrangements which are unconsolidated, management of the Company believes that operating data with respect to all properties owned provides important insights into the income produced by such investments for the Company as a whole. In addition, the individual items of revenue and expense for the unconsolidated properties have been presented at the Company’s ownership share of such unconsolidated ventures. As substantially all of the management operating philosophies and strategies are the same regardless of ownership structure, an aggregate presentation of NOI and other operating statistics yields a more accurate representation of the relative size and significance of such elements of the Company’s overall operations.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the bankruptcy filings of the debtors not currently emerging from bankruptcy, our ability to refinance, extend, restructure or repay our near and intermediate term debt, our substantial level of indebtedness, our ability to implement a plan or plans of reorganization for the remaining debtors to emerge from bankruptcy, our ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, land sales in the Master Planned Communities segment, and our liquidity demands. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Funds From Operations (“FFO”)
Company stockholders	$(404,490)	$181,189	$(411,332)	$696,190
Operating Partnership unit holders	(9,407)	34,389	(10,052)	136,896

Operating Partnership	$(413,897)	$215,578	$(421,384)	$833,086

(Decrease) increase in FFO over comparable prior year period	(292.0)%	17.0%	(150.6)%	(23.1)%

FFO per share:
Company stockholders — basic	$(1.29)	$0.67	$(1.32)	$2.66
Operating Partnership — basic	(1.29)	0.67	(1.32)	2.66
Operating Partnership — diluted	(1.29)	0.67	(1.32)	2.64
(Decrease) increase in diluted FFO per share over comparable prior year periods	(292.5)%	8.1%	(149.6)%	(27.7)%

Core Funds From Operations (“Core FFO”)
Core FFO	$(416,884)	$224,397	$(326,356)	$866,024
(Decrease) increase in Core FFO over comparable prior year period	(285.8)%	(15.3)%	(137.7)%	0.3%

Core FFO per share — diluted	(1.30)	0.70	(1.02)	2.75
Decrease in diluted Core FFO per share over comparable prior year periods	(285.7)%	(21.3)%	(137.1)%	(5.5)%

Dividends
Dividends paid per share	$0.19	$—	$0.19	$1.50
Payout ratio (% of diluted FFO paid out)	(14.7)%	—%	(14.4)%	56.8%

Real Estate Property Net Operating Income (“NOI”)
Retail and Other:
Consolidated	$503,799	$594,149	$2,019,217	$2,190,725
Unconsolidated	103,131	107,607	397,305	397,133

Total Retail and Other	606,930	701,756	2,416,522	2,587,858

Master Planned Communities:
Consolidated	(1,608)	5,682	(113,501)	(37,230)
Unconsolidated	135	7,930	4,309	25,878

Total Master Planned Communities	(1,473)	13,612	(109,192)	(11,352)

Total Real estate property net operating income	$605,457	$715,368	$2,307,330	$2,576,506

	December 31,	December 31,
Selected Balance Sheet Information	2009	2008
Cash and cash equivalents	$654,396	$168,993

Investment in real estate:

Net land, buildings and equipment	$21,684,661	$22,723,390
Developments in progress	417,969	1,076,675
Net investment in and loans to/from Unconsolidated Real Estate Affiliates	1,941,024	1,837,635
Investment property and property held for development and sale	1,753,175	1,823,362

Net investment in real estate	$25,796,829	$27,461,062

Total assets	$28,149,774	$29,557,330

Mortgages, notes and loans payable not subject to compromise	$7,300,772	$24,756,577
Mortgages, notes and loans payable subject to compromise (a)	17,155,245	—
Redeemable noncontrolling interests — Preferred	120,756	120,756
Redeemable noncontrolling interests — Common	86,077	379,169
Total equity	847,339	1,860,407

Total capitalization (at cost)	$25,510,189	$27,116,909

(a)	Mortgages, notes and loans payable subject to compromise are for obligations of the Debtors which do not have effective plans of reorganization as of December 31, 2009. The principal amounts of such mortgages, notes and loans payable may change in the future depending on the outcome of their respective Chapter 11 cases.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Minimum rents	$504,759	$539,531	$1,992,046	$2,085,758
Tenant recoveries	208,845	232,605	883,595	927,332
Overage rents	26,092	33,910	52,306	72,882
Land sales	7,153	35,478	45,997	66,557
Management and other fees	15,651	22,055	65,268	85,773
Other	31,620	37,304	96,602	123,223

Total revenues	794,120	900,883	3,135,814	3,361,525

Expenses:
Real estate taxes	70,452	68,536	280,895	274,317
Repairs and maintenance	70,714	58,165	232,624	234,987
Marketing	12,523	11,949	34,363	43,426
Other property operating costs	106,125	104,757	416,332	436,804
Land sales operations	8,761	29,796	50,807	63,441
Provision for doubtful accounts	5,226	2,939	30,331	17,873
Property management and other costs	46,391	38,983	176,876	184,738
General and administrative	6,171	21,471	28,608	39,245
Strategic Initiatives	—	18,727	67,341	18,727
Provisions for impairment	749,390	60,487	1,223,810	116,611
Litigation benefit	—	(57,145)	—	(57,145)
Depreciation and amortization	179,059	194,043	755,161	759,930

Total expenses	1,254,812	552,708	3,297,148	2,132,954

Operating (loss) income	(460,692)	348,175	(161,334)	1,228,571

Interest income	1,567	241	3,321	3,197
Interest expense	(328,086)	(349,591)	(1,311,283)	(1,325,273)

Loss before income taxes, noncontrolling interests, reorganization items, and equity in income of Unconsolidated Real Estate Affiliates	(787,211)	(1,175)	(1,469,296)	(93,505)
Benefit from (provision for) income taxes	4,408	(22,045)	14,610	(23,461)
Equity in (loss) income of Unconsolidated Real Estate Affiliates	(34,583)	18,682	4,635	80,594
Reorganization items	193,705	—	146,190	—

Loss from continuing operations	(623,681)	(4,538)	(1,303,861)	(36,372)
Discontinued operations — (loss) gain on dispositions	(939)	(39)	(966)	55,044

Net (loss) income	(624,620)	(4,577)	(1,304,827)	18,672
Allocation to noncontrolling interests	12,261	(1,957)	20,138	(13,953)

Net (loss) income attributable to common stockholders	$(612,359)	$(6,534)	$(1,284,689)	$4,719

Basic and Diluted (Loss) Earnings Per Share:
Continuing operations	$(1.96)	$(0.02)	$(4.11)	$(0.16)
Discontinued operations	—	—	—	0.18

Total basic and diluted (loss) earnings per share	$(1.96)	$(0.02)	$(4.11)	$0.02

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended December 31, 2009
Retail and Other	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Property revenues:
Minimum rents	$504,759	$100,299	$605,058
Tenant recoveries	208,845	38,901	247,746
Overage rents	26,092	4,147	30,239
Other, including noncontrolling interests	29,143	18,507	47,650

Total property revenues	768,839	161,854	930,693

Property operating expenses:
Real estate taxes	70,452	11,041	81,493
Repairs and maintenance	70,714	11,746	82,460
Marketing	12,523	2,992	15,515
Other property operating costs	106,125	31,405	137,530
Provision for doubtful accounts	5,226	1,539	6,765

Total property operating expenses	265,040	58,723	323,763

Retail and other net operating income	503,799	103,131	606,930

Master Planned Communities
Land sales	7,153	11,672	18,825
Land sales operations	(8,761)	(11,537)	(20,298)

Master Planned Communities net operating (loss) income	(1,608)	135	(1,473)

Real estate property net operating income	502,191	103,266	$605,457

Management and other fees	15,651	2,960
Property management and other costs	(46,391)	(9,194)
General and administrative	(6,171)	(6,854)
Provisions for impairment	(749,390)	(44,513)
Depreciation on non-income producing assets, including headquarters building	(2,357)	—
Interest income	1,567	1,363
Interest expense	(328,086)	(45,127)
Benefit from income taxes	4,408	52
Preferred unit distributions	(2,427)	—
Other FFO from noncontrolling interests	1,418	32
Reorganization items	193,705	—

FFO	(415,882)	1,985
Equity in FFO of Unconsolidated Properties	1,985	(1,985)

Operating Partnership FFO	$(413,897)	$—

	Three Months Ended December 31, 2008
Retail and Other	Consolidated	Unconsolidated	Segment
	Properties	Properties	Basis
Property revenues:
Minimum rents	$539,531	$99,617	$639,148
Tenant recoveries	232,605	40,517	273,122
Overage rents	33,910	4,424	38,334
Other, including noncontrolling interests	34,449	17,688	52,137

Total property revenues	840,495	162,246	1,002,741

Property operating expenses:
Real estate taxes	68,536	11,005	79,541
Repairs and maintenance	58,165	9,791	67,956
Marketing	11,949	2,783	14,732
Other property operating costs	104,757	29,630	134,387
Provision for doubtful accounts	2,939	1,430	4,369

Total property operating expenses	246,346	54,639	300,985

Retail and other net operating income	594,149	107,607	701,756

Master Planned Communities
Land sales	35,478	18,126	53,604
Land sales operations	(29,796)	(10,196)	(39,992)

Master Planned Communities net operating income	5,682	7,930	13,612

Real estate property net operating income	599,831	115,537	$715,368

Management and other fees	22,055	1,018
Property management and other costs	(38,983)	(9,490)
General and administrative	(21,471)	(13,498)
Strategic initiatives	(18,727)	—
Provisions for impairment	(60,487)	(328)
Litigation benefit	57,145	—
Depreciation on non-income producing assets, including headquarters building	(2,445)	(1)
Interest income	241	1,249
Interest expense	(349,591)	(42,830)
Provision for income taxes	(22,045)	(386)
Preferred unit distributions	(2,427)	—
FFO from noncontrolling interest	1,181	30

FFO	164,277	51,301
Equity in FFO of Unconsolidated Properties	51,301	(51,301)

Operating Partnership FFO	$215,578	$—

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Twelve Months Ended December 31, 2009
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$1,992,046	$388,997	$2,381,043
Tenant recoveries	883,595	158,160	1,041,755
Overage rents	52,306	7,779	60,085
Other, including minority interest	85,815	56,320	142,135

Total property revenues	3,013,762	611,256	3,625,018

Property operating expenses:
Real estate taxes	280,895	47,661	328,556
Repairs and maintenance	232,624	37,275	269,899
Marketing	34,363	7,225	41,588
Other property operating costs	416,332	115,659	531,991
Provision for doubtful accounts	30,331	6,131	36,462

Total property operating expenses	994,545	213,951	1,208,496

Retail and other net operating income	2,019,217	397,305	2,416,522

Master Planned Communities
Land sales	45,997	37,993	83,990
Land sales operations	(50,807)	(33,684)	(84,491)

Master Planned Communities net operating (loss) income before provision for impairment	(4,810)	4,309	(501)

Provision for impairment	(108,691)	—	(108,691)

Master Planned Communities net operating (loss) income	(113,501)	4,309	(109,192)

Real estate property net operating income	1,905,716	401,614	$2,307,330

Management and other fees	65,268	15,155
Property management and other costs	(176,876)	(36,154)
General and administrative	(28,608)	(14,987)
Strategic initiatives	(67,341)	—
Provisions for impairment	(1,115,119)	(47,719)
Depreciation on non-income producing assets, including headquarters building	(9,558)	—
Interest income	3,321	4,335
Interest expense	(1,311,283)	(165,522)
Benefit from (provision for) income taxes	14,610	(446)
Preferred unit distributions	(9,434)	—
Other FFO from noncontrolling interests	5,333	121
Reorganization items	146,190	—

FFO	(577,781)	156,397
Equity in FFO of Unconsolidated Properties	156,397	(156,397)

Operating Partnership FFO	$(421,384)	$—

	Twelve Months Ended December 31, 2008
	Consolidated	Unconsolidated	Segment
Retail and Other	Properties	Properties	Basis
Property revenues:
Minimum rents	$2,085,758	$383,003	$2,468,761
Tenant recoveries	927,332	159,499	1,086,831
Overage rents	72,882	9,461	82,343
Other, including minority interest	112,160	62,081	174,241

Total property revenues	3,198,132	614,044	3,812,176

Property operating expenses:
Real estate taxes	274,317	44,934	319,251
Repairs and maintenance	234,987	36,800	271,787
Marketing	43,426	8,501	51,927
Other property operating costs	436,804	123,234	560,038
Provision for doubtful accounts	17,873	3,442	21,315

Total property operating expenses	1,007,407	216,911	1,224,318

Retail and other net operating income	2,190,725	397,133	2,587,858

Master Planned Communities
Land sales	66,557	72,189	138,746
Land sales operations	(63,441)	(46,311)	(109,752)
Master Planned Communities net operating income before provision for impairment	3,116	25,878	28,994

Provision for impairment	(40,346)	—	(40,346)

Master Planned Communities net operating (loss) income	(37,230)	25,878	(11,352)

Real estate property net operating income	2,153,495	423,011	$2,576,506

Management and other fees	85,773	16,969
Property management and other costs	(184,738)	(41,549)
General and administrative	(39,245)	(21,215)
Strategic initiatives	(18,727)	—
Provisions for impairment	(76,265)	(389)
Litigation benefit	57,145	—
Depreciation on non-income producing assets, including headquarters building	(10,361)	—
Interest income	3,197	5,973
Interest expense	(1,325,273)	(168,025)
(Provision for) benefit from income taxes	(23,461)	1,875
Preferred unit distributions	(10,572)	—
FFO from noncontrolling interest	5,348	120

FFO	616,316	216,770
Equity in FFO of Unconsolidated Properties	216,770	(216,770)

Operating Partnership FFO	$833,086	$—

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL SCHEDULE OF SIGNIFICANT ITEMS THAT IMPACT COMPARABILITY (a)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Retail and other net operating income	$606,930	$701,756	$2,416,522	$2,587,858

Retail and other net operating income adjustments:
Net operating income from noncomparable properties	(10,105)	(14,577)	(69,726)	(77,396)
Corporate and other	568	(4,464)	(7,438)	(14,483)
Business interruption insurance recovery	—	(11,901)	—	(11,901)
Termination income	(4,624)	(6,951)	(27,939)	(41,455)
Property level bankruptcy claims	24,875	—	24,875	—

Total Retail and other net operating income adjustments	10,714	(37,893)	(80,228)	(145,235)

Comparable retail and other net operating income	$617,644	$663,863	$2,336,294	$2,442,623

Core FFO	$(416,884)	$224,397	$(326,356)	$866,024

Core FFO adjustments:
Retail and other net operating income adjustments	10,714	(37,893)	(80,228)	(145,235)
Provisions for impairment:
Operating properties	300,861	3,951	440,445	11,770
Non-recoverable development and pre-development costs	487,449	24,058	581,766	32,078
Goodwill	5,593	32,806	140,627	32,806

Core FFO provisions for impairment	793,903	60,815	1,162,838	76,654

Reorganization items (b)
Gains on liabilities subject to compromise — vendors	(3,479)	—	(8,527)	—
Gains on liabilities subject to compromise — mortgage debt	(342,165)	—	(342,165)	—
Restructuring costs	150,472	—	200,543	—
Interest income	(10)	—	(34)	—
U.S. Trustee fees	1,477	—	3,993	—

Total reorganization items	(193,705)	—	(146,190)	—

Strategic initiatives (c)	—	18,727	67,341	18,727
Debt extinguishment costs	—	11,290	—	11,290
Termination of interest rate swaps	—	—	34,813	—
Deemed compensation expense — officer loans	—	15,372	—	15,372
Litigation benefit (d)	—	(50,021)	—	(50,021)
Statutory interest on Glendale Judgement	—	(6,706)	—	—

Total Core FFO adjustments	610,912	11,584	1,038,574	(73,213)

Comparable Core FFO	$194,028	$235,981	$712,218	$792,811

Comparable Core FFO per share — diluted	$0.61	$0.74	$2.23	$2.51

(a)	Includes consolidated and unconsolidated properties.

(b)	Reorganization items reflect bankruptcy-related activity, including gains on liabilities subject to compromise, interest income, U.S. Trustee fees, and other restructuring costs, incurred after filing for Chapter 11 protection on April 16, 2009.

(c)	Strategic initiatives include fees and expenses incurred for various consultants and advisors that assisted in the development of strategic alternatives relating to our liquidity and financing situation prior to filing for Chapter 11 protection. In addition, the twelve months ended December 31, 2009 includes $24.2 million of expense recorded in June 2009 related to the write off of various financing costs on transactions which were not completed.

(d)	Litigation benefit is net of $7.1 million of legal costs reflected in general and administrative of the unconsolidated properties.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN NON-CASH REVENUES AND EXPENSES REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$2,400	$(389)	$3,674	$1,014
Straight-line rent	(591)	(872)	(5,329)	(346)
Real estate taxes:
Real estate tax stabilization agreement	(981)	—	(981)	—
Other property operating costs:
Non-cash ground rent expense	(1,576)	(248)	(1,699)	(231)
Provisions for impairment	(749,390)	(44,513)	(60,487)	(328)
Interest expense:
Mark-to-market adjustments on debt	3,158	137	3,167	637
Amortization of deferred finance costs	(9,896)	(389)	(23,324)	(434)
Amortization of discount on exchangeable notes	(7,041)	—	(6,627)	—
Termination of interest rate swaps	(4,520)	—	—	—
Statutory interest on Glendale judgment	—	—	6,706	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	2,393	—
Write-off of deferred finance costs	—	—	(7,756)	(13)
Gain on liabilities subject to compromise	345,644	—	—	—

Totals	$(422,793)	$(46,274)	$(90,263)	$299

	Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$8,494	$2,927	$15,612	$7,446
Straight-line rent	26,582	8,651	27,827	6,644
Real estate taxes:
Real estate tax stabilization agreement	(3,924)	—	(3,924)	—
Other property operating costs:
Non-cash ground rent expense	(6,315)	(1,175)	(6,958)	(924)
Provisions for impairment	(1,223,810)	(47,719)	(116,611)	(389)
Interest expense:
Mark-to-market adjustments on debt	12,515	1,623	15,309	2,841
Amortization of deferred finance costs	(45,786)	(1,610)	(46,034)	(1,930)
Amortization of discount on exchangeable notes	(27,388)	—	(25,777)	—
Termination of interest rate swaps	9,636	—	—	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	—	2,605	—
Write-off of deferred finance costs	(578)	—	(7,599)	(13)
Gain on liabilities subject to compromise	350,692	—	—	—

Totals	$(899,882)	$(37,303)	$(145,550)	$13,675

SUPPLEMENTAL SCHEDULE OF MANAGEMENT AND ADMINISTRATIVE COSTS, NET
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management and other fees, net (a)	$9,188	$2,960	$15,415	$1,018
Property management and other costs	(46,391)	(2,731)	(38,983)	(2,850)
General and administrative	(6,171)	(6,854)	(21,471)	(13,498)

Total management and administrative costs, net	$(43,374)	$(6,625)	$(45,039)	$(15,330)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Management and other fees, net (a)	$41,289	$15,155	$61,370	$16,969
Property management and other costs	(176,876)	(12,175)	(184,738)	(17,146)
General and administrative	(28,608)	(14,987)	(39,245)	(21,215)

Total management and administrative costs, net	$(164,195)	$(12,007)	$(162,613)	$(21,392)

(a)	Management and other fees are net of property management fee expense incurred by the unconsolidated properties, at our ownership share, which are reflected as a component of property management and other costs in unconsolidated properties. Such amounts are $6.5 million for the three months ended December 31, 2009; $6.6 million for the three months ended December 31, 2008; $24.0 million for the twelve months ended December 31, 2009 and $24.4 million for the twelve months ended December 31, 2008.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Reconciliation of Real Estate Property Net Operating
Income (“NOI”) to GAAP Operating (Loss) Income
Real estate property net operating income:
Segment basis	$605,457	$715,368	$2,307,330	$2,576,506
Unconsolidated Properties	(103,266)	(115,537)	(401,614)	(423,011)

Consolidated Properties	502,191	599,831	1,905,716	2,153,495
Management and other fees	15,651	22,055	65,268	85,773
Property management and other costs	(46,391)	(38,983)	(176,876)	(184,738)
General and administrative	(6,171)	(21,471)	(28,608)	(39,245)
Strategic inititaives	—	(18,727)	(67,341)	(18,727)
Litigation benefit	—	57,145	—	57,145
Provisions for impairment	(749,390)	(60,487)	(1,115,119)	(76,265)
Depreciation and amortization	(179,059)	(194,043)	(755,161)	(759,930)
Noncontrolling interest in NOI of Consolidated Properties and other	2,477	2,855	10,787	11,063

Operating (loss) income	$(460,692)	$348,175	$(161,334)	$1,228,571

Reconciliation of Core FFO to Funds From Operations (“FFO”) and to GAAP Net (Loss) Income Attributable to Common Stockholders
Core FFO	$(416,884)	$224,397	$(326,356)	$866,024
Master Planned Communities net operating loss	(1,473)	13,612	(109,192)	(11,352)
Benefit from (provision for) income taxes	4,460	(22,431)	14,164	(21,586)

Funds From Operations — Operating Partnership	(413,897)	215,578	(421,384)	833,086
Depreciation and amortization of capitalized real estate costs	(215,176)	(224,230)	(899,316)	(885,814)
Gains (losses) on sales of investment properties	948	(39)	921	55,044
Noncontrolling interests in depreciation of Consolidated Properties and other	1,087	847	3,717	3,330
Redeemable noncontrolling interests	14,679	1,310	31,373	(927)

Net (loss) income attributable to common stockholders	$(612,359)	$(6,534)	$(1,284,689)	$4,719

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in Unconsolidated Properties:
NOI	$103,266	$115,537	$401,614	$423,011
Net property management fees and costs	(6,234)	(8,472)	(20,999)	(24,580)
Net interest expense	(43,764)	(41,581)	(161,187)	(162,052)
General and administrative, provisions for impairment, income taxes and noncontrolling interest in FFO	(51,283)	(14,182)	(63,031)	(19,609)

FFO of unconsolidated properties	1,985	51,302	156,397	216,770
Depreciation and amortization of capitalized real estate costs	(38,473)	(32,632)	(153,712)	(136,245)
Other, including gains on sales of investment properties	1,905	12	1,950	69

Equity in (loss) income of Unconsolidated Real Estate Affiliates	$(34,583)	$18,682	$4,635	$80,594

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	319,647	319,543	319,617	313,752
Conversion of Operating Partnership units	(7,265)	(50,974)	(7,624)	(51,557)

Weighted average number of Company shares outstanding — GAAP EPS	312,382	268,569	311,993	262,195

Diluted:
Weighted average number of shares outstanding — FFO per share	320,455	319,543	319,617	315,375
Conversion of Operating Partnership units	(7,265)	(50,974)	(7,624)	(51,557)
Effect of anti-dilutive securities — options	(808)	—	—	(1,623)

Weighted average number of Company shares outstanding — GAAP EPS	312,382	268,569	311,993	262,195

Supplemental Financial Data

GENERAL GROWTH PROPERTIES, INC.
SUMMARY RETAINED FFO & CORE FFO
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (a)	2009	2008 (a)

Cash From Recurring Operations
FFO — Operating Partnership	$(413,897)	$215,578	$(421,384)	$833,086
Plus (Less):
Master Planned Communities non-cash adjustment	2,699	7,270	65,020	(5,338)
Land development expenditures, net of related financing	(3,022)	(11,554)	(20,598)	(80,298)
Deferred income taxes	6,175	5,598	(5,153)	(13,081)
Tenant allowances and capitalized leasing costs (b)	(21,039)	(41,173)	(78,832)	(174,211)
Capital Expenditures (c)	(38,742)	(13,174)	(52,184)	(57,133)
Above- and below-market tenant leases, net	(2,011)	(4,688)	(11,421)	(23,058)
Straight-line rent adjustment	1,463	5,675	(35,233)	(34,471)
Real estate tax stabilization agreement	981	981	3,924	3,924
Non-cash ground rent expense	1,824	1,930	7,490	7,882
Provisions for impairment	793,903	60,815	1,271,529	117,000
Mark-to-market adjustments on debt	(3,295)	(3,804)	(14,138)	(18,150)
Amortization of deferred finance costs	10,285	23,758	47,396	47,964
Amortization of discount on exchangeable notes	7,041	6,627	27,388	25,777
Termination of interest rate swaps	4,520	—	(9,636)	—
Statutory interest expense on Glendale judgment	—	(6,706)	—	—
Debt extinguishment costs:
Write-off of mark-to-market adjustments	—	(2,393)	—	(2,605)
Write-off of deferred finance costs	—	7,769	578	7,612

Cash From Recurring Operations — Operating Partnership	$346,885	$252,509	$774,746	$634,900

Retained Funds From Recurring Operations
Cash From Recurring Operations — Operating Partnership (from above)	$346,885	$252,509	$774,746	$634,900
Less common and preferred dividends/distributions paid	(436)	(102)	(1,418)	(467,691)

Retained Funds From Recurring Operations — Operating Partnership	$346,449	$252,407	$773,328	$167,209

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008 (a)	2009	2008 (a)

Core FFO
Operating Partnership FFO	$(413,897)	$215,578	$(421,384)	$833,086
Exclusions, at the Company’s share:
Master Planned Communities net operating loss (income)	1,473	(13,612)	109,192	11,352
(Benefit from) provision for income taxes	(4,460)	22,431	(14,164)	21,586

Core FFO	$(416,884)	$224,397	$(326,356)	$866,024

Weighted average shares assuming full conversion of Operating Partnership Units — diluted	320,455	319,543	319,617	315,375

Core FFO — per share	$(1.30)	$0.70	$(1.02)	$2.75

(a)	Certain prior period amounts have been reclassified to conform to the current period presentation. In addition, as a result of the adoption of two new accounting pronouncements effective January 1, 2009 which require retrospective application, certain amounts in 2008 have been restated.

(b)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

(c)	Reflects only non-tenant operating capital expenditures; tenant allowances (per (a) above) and capital expenditures that relate to new and redevelopment/renovation projects are excluded. Certain prior period amounts have been reclassified to conform to the current period presentation.

GENERAL GROWTH PROPERTIES, INC.
TENANT ALLOWANCES, ABOVE- AND BELOW-MARKET TENANT LEASES & STRAIGHT LINE RENT
(dollars in thousands)

Tenant Allowances/Improvements and
Capitalized Leasing Costs (a)

Non-Cash Rental Revenue Recognized Pursuant to
Above- and Below-Market Tenant Leases

Straight Line Rent

(a)	Reflects only tenant allowances on currently operating properties or projects; allowances that relate to new and redevelopment projects are excluded (see Expansions, Redevelopments and New Developments Section).

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — NET OPERATING INCOME BY COMMUNITY
(dollars in thousands)

					Unconsolidated
	Consolidated Properties				Property @ Share	Company Portfolio
	Maryland			Total		Total MPC
	Properties (a)	Summerlin	Bridgeland	Consolidated	The Woodlands	Segment
Three Months Ended

December 31, 2009
Land Sales (b)	$1,470	$2,578	$3,105	$7,153	$11,672	$18,825
Land Sales Operations (c) (d) (e)	1,232	4,881	2,377	8,490	11,537	20,027

Net Operating Income (Loss)	$238	$(2,303)	$728	$(1,337)	$135	$(1,202)

December 31, 2008
Land Sales (b)	$19,840	$14,084	$1,554	$35,478	$18,126	$53,604
Land Sales Operations (c) (d)	17,787	10,154	1,855	29,796	10,196	39,992

Net Operating Income (Loss)	$2,053	$3,930	$(301)	$5,682	$7,930	$13,612

Twelve Months Ended

December 31, 2009
Land Sales (b)	$21,759	$12,000	$12,238	$45,997	$37,993	$83,990
Land Sales Operations (c) (d) (e)	71,992	20,647	9,214	101,853	33,684	135,537

Net Operating Income (Loss) before provision for impairment (f)	$(50,233)	$(8,647)	$3,024	$(55,856)	$4,309	$(51,547)

December 31, 2008
Land Sales (b)	$22,184	$32,623	$11,750	$66,557	$72,189	$138,746
Land Sales Operations (c) (d)	21,442	31,274	10,725	63,441	46,311	109,752

Net Operating Income (Loss) before provision for impairment	$742	$1,349	$1,025	$3,116	$25,878	$28,994

NET CASH FLOW GENERATED

	Twelve Months Ended December 31,
	2009	2008
Net Operating Income	$(51,547)	$28,997

Cost of Land Sales	22,019	24,516
The Woodlands NOI (g)	(4,309)	(25,878)
The Woodlands Cash Distribution (g)	—	—
Other Adjustments to Derive Cash Generated (h)	47,310	(3,976)

Non-cash Adjustments	65,020	(5,338)

Total Cash Generated	13,473	23,659

Land Development Expenditures, Net of Related Financing	(20,598)	(80,298)

Estimated Net Cash Flow from Master Planned Communities (i)	$(7,125)	$(56,639)

(a)	Maryland Properties include Columbia and Fairwood and Land Sales Operations for such communities includes an approximate $52.8 million impairment charge recorded in the first quarter of 2009.

(b)	Includes builder price participation.

(c)	Land Sales Operations includes selling and general and administrative expenses.

(d)	Land Sales Operations for Summerlin includes quarterly accruals for semi-annual distributions pursuant to the Contingent Stock Agreement (“CSA”).

(e)	Excludes $1.5 million of GGP funding of Homeowner’s Association costs at Nouvelle at Natick.

(f)	Master Planned Communities Net Operating Income (Loss) before Provision for Impairment excludes provisions for impairment of $55.9M and $40.3 million, respectively, related to our Nouvelle at Natick residential development project recorded in the second quarter of 2009 and the third quarter of 2008.

(g)	Since The Woodlands partnership retains all funds until the end of the year, The Woodlands NOI is excluded from the Estimated Net Cash Flow generated by Master Planned Communities segment. The Woodlands partnership did not distribute any cash during the fourth quarter of 2009.

(h)	Includes an approximate $52.8 million impairment charge recorded in the first quarter of 2009, collections of builder notes receivable, deposits on future sales, conversion of accrual basis expenses to a cash basis including semi-annual distributions pursuant to the CSA, builder price participation and other miscellaneous items.

(i)	Estimated net cash flow used excludes the estimated semi-annual distributions to be paid pursuant to the CSA, an unsecured obligation of the Company set forth in an executory contract which, subject to the approval of the Bankruptcy Court, may be assumed or rejected by the Debtors. It does not, however, include any provision for income taxes on the earnings of the Master Planned Communities segment which is operated through taxable REIT subsidiaries.

GENERAL GROWTH PROPERTIES, INC.
MASTER PLANNED COMMUNITIES — LOT SALES, PRICING AND ACREAGE BY COMMUNITY (a)
(dollars in thousands)

		Lot Sales and Pricing (b)		Acreage (c)
		Twelve Months Ended		Total	Remaining
		December 31,		Gross	Saleable
		2009	2008	Acres	Acres
Maryland Properties (d)

Residential	- Acres Sold	250.2	7.9		9
	- Average Price/Acre	$86	$746

Commercial	- Acres Sold	—	39.3		238
	- Average Price/Acre	$—	$343

Maryland Properties Acreage				19,100	247

Summerlin (e)
Residential	- Acres Sold	0.3	4.4		6,559
	- Average Price/Acre	$1,661	$1,839

Commercial	- Acres Sold	4.4	—		625
	- Average Price/Acre	$999	$—

Summerlin Acreage				22,500	7,184

Bridgeland
Residential	- Acres Sold	40.8	38.7		5,947
	- Average Price/Acre	$251	$259

Commercial	- Acres Sold	14.80	—		1,246
	- Average Price/Acre	$50	$—
Bridgeland Acreage				11,400	7,193

The Woodlands (f)
Residential	- Acres Sold	135.1	221.5		1,622
	- Average Price/Acre	$379	$388

Commercial	- Acres Sold	75.60	45.3		1,017
	- Average Price/Acre	$196	$574

The Woodlands Acreage				28,400	2,639

(a)	Excludes operations from our residential condominium project.

(b)	Lot Sales and Pricing — This is the aggregate contract price paid for all parcels sold in that community of that property type, divided by the relevant acres sold in that period and is based on sales closed. This average price can fluctuate widely, depending on location of the parcels within a community and the unit price and density of what is sold. Note also that the price indicated does not include payments received under builders’ price participation agreements, where the Company may receive additional proceeds post-sale and record those revenues at that later date, based on the final selling price of the home. In some cases, these payments have been significant with respect to the initial lot price. In addition, there will be other timing differences between lot sales and reported revenue, due to financial statement revenue recognition limitations. The above pricing data also does not reflect the impact of income tax and the CSA, which can have a material impact on valuation. Due to the possibility of wide fluctuations in any given period, drawing broad conclusions based on any given quarter’s data is not recommended.

Reference is made to other disclosures in our filings on Forms 10-Q and 10-K, as well as page 22 of this supplemental financial information for a discussion of the valuation of this segment of our business.

(c)	Acreage:

Residential — This includes standard, custom, and high density residential land parcels. Standard residential lots are designated for detached and attached single- and multi-family homes, of a broad range, from entry-level to luxury homes. At Summerlin, we have designated certain residential parcels as custom lots as their premium price reflects their larger size and other distinguishing features — such as being within a gated community, having golf course access, or being located at higher elevations. High density residential includes townhomes, apartments, and condominiums.

Commercial - Designated for retail, office, services, and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship, and other not-for-profit entities.

Gross Acres — Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels, and non-saleable areas, such as roads, parks, and recreation and conservation areas.

Remaining Saleable Acres — Includes only parcels that are intended for sale. Excludes non-saleable acres as defined above. The mix of intended use, as well as the amount of remaining saleable acres, are primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined.

(d)	Maryland Properties include Columbia and Fairwood.

(e)	Summerlin — Average price per acre includes assumption of special improvement district financing.

(f)	The Woodlands — Shown at 100% for context. GGP Share of The Woodlands is 52.5%.

GENERAL GROWTH PROPERTIES, INC.
CAPITAL INFORMATION
(dollars in thousands except per share data)

	12/31/2009		12/31/2008	12/31/2007	12/31/2006
Capital Information

Closing common stock price per share	$11.56		$1.29	$41.18	$52.23
52 Week High (a)	13.24		44.23	67.43	55.70
52 Week Low (a)	0.32		0.24	39.31	42.36
Total Return — Trailing Twelve Months (share depreciation / appreciation and dividend)	-16.8%		-93.2%	-17.6%	14.7%

Common Shares and Common Units outstanding at end of period	319,646,263	(b)	319,576,582 (b)	295,749,082	294,957,220

Portfolio Capitalization Data
Total Portfolio Debt (d)
Fixed	$21,738,116		$23,070,699	$23,580,449	$21,172,774
Variable	6,076,744		4,755,927	3,546,063	2,980,055
Total Preferred Securities	121,232		121,232	121,482	182,828
Common stock and Operating Partnership units outstanding at end of period (e)	3,695,111		412,254	12,178,947	15,405,616

Total Market Capitalization at end of period	$31,631,203	(f)	$28,360,112	$39,426,941	$39,741,273

Leverage Ratio (%)	87.9%		98.1%	68.8%	60.8%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Net of 1.4 million treasury shares; assumes conversion of OP units.

(c)	Excludes liabilities to special improvement districts, noncontrolling interest adjustment and purchase accounting mark-to-market adjustments and includes the effect of interest rate swaps.

(d)	Company consolidated debt at December 31, 2009 includes approximately $17.2 billion of mortgage and other notes payable which are currently subject to compromise as certain of our operating entities are operating under chapter 11 protection. Accordingly, the carrying value for such loans may not reflect the amount which ultimately may be allowed and paid as a result of our chapter 11 cases.

(e)	Reflects the last transaction price per share on December 31, 2009 of $11.56.

(f)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended December 31, 2009.

Portfolio Capitalization
(at Share)
December 31, 2009

GENERAL GROWTH PROPERTIES, INC.
CHANGES IN TOTAL COMMON & EQUIVALENT SHARES

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2008	50,672,844	270,353,677	(1,449,939)	319,576,582

Direct stock purchase and dividend reinvestment plan	—	69,309	—	69,309

Conversion of OP Units into common shares (a)	(43,408,053)	43,408,053	—	—

Issuance of stock for restricted stock grants, net of forfeitures	—	372	—	372

Common Shares and OP Units Outstanding at December 31, 2009	7,264,791	313,831,411	(1,449,939)	319,646,263

Net number of common shares issuable assuming exercise of dilutive stock options at December 31, 2009				1,220,302

Diluted Common Shares and OP Units Outstanding at December 31, 2009				320,866,565

Weighted average common shares and OP Units outstanding for the twelve months ended December 31, 2009 (Basic)				319,616,588

Weighted average net number of common shares issuable assuming exercise of dilutive stock options				—

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2009 (b)				319,616,588

(a)	Includes 42,350,000 units converted by MB Capital Units LLC.

(b)	Excludes shares of common stock issuable on any exchange of the 3.98% Senior Exchangeable Notes due 2027, as such notes are not currently exchangeable due to our bankruptcy filing as of the period ended December 31, 2009.

GENERAL GROWTH PROPERTIES, INC.
COMMON DIVIDEND HISTORY

Annual Dividend Distribution

(a)	1993 annualized.

(b)	Dividend was suspended October 2008.

(c)	In December 2009, the Company reinstated a common stock dividend of $0.19 (payable 10% in cash and 90% in stock), paid in January 2010, as approved by the Bankruptcy Court to allow GGP to satisfy its REIT distribution requirements.

% of FFO Distributed (d)

(d)	Based on FFO definitions that existed during the specified reporting period. As noted above, the Company reinstated a common stock dividend of $0.19 in December 2009 (payable 10% in cash and 90% in stock), paid in January 2010, as approved by the Bankruptcy Court to allow GGP to satisfy its REIT distribution requirements.

GENERAL GROWTH PROPERTIES, INC.
SUMMARY OF OUTSTANDING DEBT
(dollars in thousands)

Company Debt at December 31, 2009 (at Share)

Company Debt at December 31, 2009 (at share)

Portfolio Interest Rate History

(a)	Rates, in the case of filers, are non-default contract rates and all rates include the effects of deferred finance costs, interest rate swaps and the effect of a 360 day rate applied over a 365 day period.

GENERAL GROWTH PROPERTIES, INC.
FOURTH QUARTER 2009 FINANCING ACTIVITY
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
September 31, 2009 (a)	$21,814,019	$6,054,240	$27,868,259

New Funding:
Property Related	—	36,976	36,976

Refinancings:
Property Related	—	(14,938)	(14,938)

Other Property Related (b)	(75,903)	466	(75,437)

Net Change	(75,903)	22,504	(53,399)

December 31, 2009 (a)	$21,738,116	$6,076,744	$27,814,860

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes liabilities to special improvement districts of $66.4 million, noncontrolling interest adjustment of $69.9 million, purchase accounting mark-to-market adjustments of ($305.2 million), bankruptcy emergence accounting adjustments of ($342.2 million) and senior notes discount of ($69.3 million).

(b)	Includes approximately $51.9 million of previously deferred principal amounts that were paid in conjunction with the approximately $4.6 billion of secured debt modifications and extensions that were obtained concurrently with the December 2009 emergence from bankruptcy of certain Debtors.

Supplemental Operational Data

GENERAL GROWTH PROPERTIES, INC.
OPERATING STATISTICS, CERTAIN FINANCIAL INFORMATION & TOP TENANTS (a)
AS OF DECEMBER 31, 2009

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
OPERATING STATISTICS (b)	Properties	Properties	Portfolio (c)
Occupancy	91.0%	93.8%	91.6%
Trailing 12 month total tenant sales per sq. ft.	$393	$447	$406
% change in total sales	-7.0%	-7.9%	-7.2%
% change in comparable sales	-7.4%	-7.8%	-7.4%
Mall and freestanding GLA (in sq. ft.)	50,727,954	14,634,148	65,362,102

CERTAIN FINANCIAL INFORMATION

Average annualized in place sum of rent and recoverable common area costs per sq. ft. (d) (e)	$47.09	$54.98
Average sum of rent and recoverable common area costs per sq. ft. for new/renewal leases (d) (e)	$32.02	$43.31
Average sum of rent and recoverable common area cost per sq. ft. for leases expiring in 2009 (d) (e)	$35.43	$47.05
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (f)	-7.5%	-1.5%

Percent of Minimum
Rents, Tenant
Recoveries and
TOP TEN LARGEST TENANTS (COMPANY RETAIL PORTFOLIO)	Other

Limited Brands, Inc.	2.7%
Gap, Inc.	2.6
Abercrombie & Fitch Co.	2.2
Foot Locker, Inc.	2.2
Macy’s Inc.	1.6
American Eagle Outfitters, Inc.	1.4
Expresss LLC	1.3
Luxottica Group S.P.A.	1.2
Forever 21 Inc.	1.2
Genesco, Inc.	1.1

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	Data is for 100% of the mall and freestanding GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

(c)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(d)	Represents the sum of rent and recoverable common area costs.

(e)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower than those related to long-term leases. Excluding such leases, the Consolidated year to date for new and renewal leases is $47.28 psf and the full year rate of expirations is $48.48 psf. For Unconsolidated properites, such rates are $58.49 psf and $58.52 psf respectively.

(f)	Comparable properties are those properties that have been owned and operated for the entire time during the comparable accounting periods, and excludes properties at which significant physical or merchandising changes have been made and miscellaneous (non-retail) properties.

GENERAL GROWTH PROPERTIES, INC.
RETAIL PORTFOLIO GLA, OCCUPANCY, SALES & RENT DATA (a)
GLA as of December 31, 2009

			Total Mall/	Avg. Mall/
	Total Anchor GLA	Avg. Anchor GLA	Freestanding GLA	Freestanding GLA	Total GLA
Consolidated	79,057,924	510,051	50,813,802	327,831	129,871,726
Unconsolidated	22,650,182	647,148	14,634,148	418,119	37,284,330

Company	101,708,106	535,306	65,447,950	344,463	167,156,056
% of Total	60.8%		39.2%		100.0%
Occupancy History

	Consolidated	Unconsolidated	Company
12/31/2009	91.0%	93.8%	91.6%
12/31/2008	92.1%	93.9%	92.5%
12/31/2007	93.4%	94.9%	93.8%
12/31/2006	93.4%	94.2%	93.6%
12/31/2005	92.1%	93.5%	92.5%
Trailing 12 Month Total Tenant Sales per Square Foot

	Consolidated	Unconsolidated	Company
12/31/2009	$393	$447	$406
12/31/2008	423	489	438
12/31/2007 (b)	444	521	462
12/31/2006 (b)	443	473	453
12/31/2005 (b)	428	455	437
Average in Place Sum of Rent and Recoverable Common Area Costs (at 100%) (c)

	Consolidated	Unconsolidated
12/31/2009	$47.09	$54.98
12/31/2008	46.31	56.44
12/31/2007	44.90	53.35
Sum of Rent and Recoverable Common Area Cost Rates (at 100%) (c)

	Year to Date	Full Year	Rent
	New/Renewals	Expirations	Spread
Consolidated
12/31/2009	$32.02	$35.43	-$3.41
12/31/2008	38.92	33.68	5.24
12/31/2007	39.64	31.38	8.26

Unconsolidated
12/31/2009	$43.31	$47.05	-$3.74
12/31/2008	56.02	47.51	8.51
12/31/2007	50.17	37.95	12.22
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
12/31/2009	14.6%	14.8%	14.7%
12/31/2008 (b)	13.3%	13.1%	13.3%
12/31/2007 (b)	12.5%	12.5%	12.5%
12/31/2006 (b)	12.6%	12.4%	12.5%
12/31/2005 (b)	12.1%	11.7%	12.0%

(a)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(b)	As reported which, due to tenant sales reporting timelines, data was presented one month behind reporting date.

(c)	Data includes a significant proportion of short-term leases on inline spaces that are leased for one year. Rents and recoverable common area costs related to these short-term leases are typically much lower han those related to long-term leases. Excluding such leases, the Consolidated year to date for new and renewal leases is $47.28 psf and the full year rate of expirations is $48.48 psf. For Unconsolidated properites, such rates are $58.49 psf and $58.52 psf respectively.

GENERAL GROWTH PROPERTIES, INC.
RETAIL AND OTHER NET OPERATING INCOME BY GEOGRAPHIC AREA AT SHARE
(dollars in thousands)

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	% of Total	2008	% of Total
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$853,175	35.3%	$922,299	35.6%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	279,659	11.6%	291,773	11.3%

South Central
Arkansas, Louisiana, Oklahoma, Texas	307,501	12.7%	320,869	12.4%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	637,033	26.4%	680,793	26.3%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	295,043	12.2%	329,311	12.7%

International	36,673	1.5%	28,330	1.1%

Corporate and Other (a)	7,438	0.3%	14,483	0.6%

TOTAL	$2,416,522	100.0%	$2,587,858	100.0%

Retail and Other NOI by Geographic Area at Share
for the Twelve Months Ended December 31, 2009
(a)	Represents miscellaneous items that are included in the Total Retail and Other NOI line item that are not specifically related to property operations.

GENERAL GROWTH PROPERTIES, INC.
LEASE EXPIRATION SCHEDULE, LEASE TERMINATION INCOME AT SHARE AND SELECTED COMMON AREA RECOVERABLE OPERATING COSTS
AS OF DECEMBER 31, 2009
(in thousands)
Lease Expiration Schedule (a) (b)

	Consolidated			Unconsolidated at Share (c)
				Sum of Rent
	Sum of Rent and		Sum of Rent and	and		Sum of Rent and
	Recoverable		Recoverable	Recoverable		Recoverable
	Common Area	Square	Common Area	Common Area	Square	Common Area
	Costs	Footage	Costs/Sq. Ft.	Costs	Footage	Costs/Sq. Ft.
2010	183,872	3,800	48.39	21,967	365	60.18
2011	183,281	3,912	46.85	29,949	504	59.42
2012	233,817	4,456	52.47	28,767	468	61.47
2013	177,976	3,308	53.80	28,514	451	63.22
2014	204,464	3,700	55.26	28,095	407	69.03
2015	183,998	2,944	62.50	38,096	542	70.29
2016	197,471	2,925	67.51	48,774	691	70.58
2017	201,004	2,943	68.30	54,433	691	78.77
2018	232,716	3,167	73.48	57,412	713	80.52
Subsequent	234,064	3,463	67.59	68,489	957	71.57
Specialty Leasing w/ terms in excess of 12 months	58,207	3,549	16.40	7,479	335	22.33

Total at Share	$2,090,870	38,167	$54.78	$411,975	6,124	$67.27

All Expirations	$2,090,870	38,167	$54.78	$848,635	12,502	$67.88

(a)	Excludes leases on anchors of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Excludes all international operations which combined represent approximately 1% of segment basis real estate property net operating income. Also excludes community centers.

(c)	Unconsolidated at share reflect the Company’s interest in the properties owned by the Unconsolidated Real Estate Affiliates.
Retail Lease Termination Income at Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Consolidated	$3,071	$5,491	$23,320	$34,899
Unconsolidated	1,605	1,425	5,769	6,859

Total Termination Income at Share	$4,676	$6,916	$29,089	$41,758

Selected Common Area Recoverable Operating Costs (d)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Property Preservation and Upkeep	$46,441	$30,938	$132,647	$125,208
Janitorial	20,626	23,954	87,120	95,141
Security	22,295	25,990	93,160	105,214
Utilities	22,053	22,510	87,267	90,471
Insurance	7,233	6,794	28,882	31,138
Property Specific Office and Administrative Costs	18,980	20,553	79,842	90,715

(d)	Selected data extracted from the Repairs and Maintenance and Other Property Operating Costs line items of the earnings release included in this report.

Expansions, Redevelopments & New Developments

GENERAL GROWTH PROPERTIES, INC.
FORECASTED DEVELOPMENT COST SUMMARY (a)
AS OF DECEMBER 31, 2009
(in millions at share)
As a result of our Chapter 11 filings, GGP has substantially halted or reduced all development and redevelopment activity, other than projects substantially complete, joint venture projects and projects with commitments we are obligated to fulfill.
EXPANSIONS AND REDEVELOPMENTS

			Forecasted Total	Expenditures	Forecasted Cost to	Projected
Property	Description	Ownership %	Cost	through 12/31/2009	Complete	Opening

Christiana Mall Newark, DE	Nordstrom, interior mall renovation, and lifestyle center expansion	50%	$94.8	$73.1	$21.7	Q1 2011 (b)

Fashion Place Murray, UT	Nordstrom, mall shop and streetscape GLA expansion, and interior mall renovation	100%	129.3	64.0	65.3	Q4 2012 (c)

Saint Louis Galleria Saint Louis, MO	Addition of Nordstrom and mall shop GLA	100%	56.7	23.6	33.1	Q4 2011

Ward Centers Honolulu, HI	Addition of a two level 65,000 sf tenant, parking structure and other retail space	100%	160.6	109.1	51.5	Deferred

Current forecasted cost of other expansion and redevelopment projects not yet open (d)			23.2	14.4	8.8

Total expansion and redevelopment projects not yet open			$464.6	$284.2	$180.4

Current forecasted additional costs to be incurred on recently opened projects (e)					20.8

Grand Total Forecasted Cost to Complete on Expansions and Redevelopment Projects					$201.2

NEW DEVELOPMENTS

			Forecasted Total	Expenditures	Forecasted Cost to
Property	Description	Ownership %	Cost	through 12/31/2009	Complete	Projected Opening

Elk Grove Promenade Elk Grove, CA	1.1 million sf open air lifestyle center with retail, entertainment and big box components	100%	$198.4	$194.5	$3.9	Deferred (f)

Natick Natick, MA	Nouvelle at Natick - luxury condominiums	100%	177.8 (g)	170.5	7.3	(h)

The Shops at Summerlin Centre SM Las Vegas, NV	New retail development of 106 acres in the Summerlin community; project could be expanded in subsequent years	100%	220.6	218.6	2.0	Deferred (f)

Current forecasted cost of other new retail development projects not yet open (d)			57.0	50.9	6.1	Deferred (f)

Total new development projects not yet open			$653.8	$634.5	$19.3

Current forecasted additional costs to be incurred on recently opened projects (e)					27.3

Grand Total Forecasted Cost to Complete on New Development Projects					$46.6

GRAND TOTAL FUTURE DEVELOPMENT SPENDING

	2010	2011	Beyond	Total

Grand Total Future Development Spending (i)	$140.2	$81.8	$25.8	$247.8

(a)	Excludes international projects.

(b)	Interior mall renovation and lifestyle expansion were completed Q4 2009. Target expected to open Q4 2010. Nordstrom expected to open Q1 2011.

(c)	Nordstrom and interior mall renovation completed Q1 2009. Remainder of project expected to be completed in phases between Q1 2010 — Q4 2012.

(d)	Additional costs to be incurred on other redevelopment and new development projects are primarily construction related.

(e)	Additional costs to be incurred on recently opened projects are primarily tenant related.

(f)	In late 2008, we suspended our Elk Grove Promenade, The Shops at Summerlin Centre (SM) and other retail developments. As of December 31, 2009, we had incurred $464.0M of development costs associated with these retail developments, with the majority of the costs being incurred prior to suspension. We are currently obligated under existing contractual obligations to local jurisdictions and prospective tenants to spend an additional $12.0M. Our ability to proceed and complete these retail developments depends on the Company’s liquidity position, market conditions and such contractual obligations. As a result of our evolving business plans and plans of reorganization, completion of these retail developments as previously planned is no longer probable and therefore aggregate provisions for impairment of $351.4M were recorded on these new retail developments in Q4 2009.

(g)	Excludes all provisions for impairment. Also excludes cumulative deferred revenue related to residential sales at Nouvelle at Natick of $39.0M.

(h)	Sales period began Q2 2007.

(i)	Inactive and terminated projects have been excluded. As of December 31, 2009, we had incurred $3.6M of development costs associated with inactive redevelopments. Any decision to abandon these projects would potentially result in a write off of a substantial portion of the costs incurred to date. Our terminated developments have a carrying value net of impairments of $26.8M. There can be no assurance that future transactions in regards to these projects would not yield additional impairment provisions.